Exhibit 99.1

Sanara MedTech Inc. Announces the Appointment of Zachary B. Fleming as Chief Executive Officer

FORT WORTH, TX / December 28, 2021 / Sanara MedTech Inc. (“Sanara” or the “Company”) (NASDAQ: SMTI), a provider of products and technologies for surgical and chronic wound care dedicated to improving patient outcomes, announced today that Zachary (“Zach”) B. Fleming has been appointed Chief Executive Officer effective January 1, 2022.

Ron Nixon, Sanara’s Executive Chairman, stated, “Zach is an outstanding leader who has been a driving force behind the development and execution of our surgical wound strategy. During his time as President of the Surgical Division, he has overseen double-digit year over year revenue growth of our business and steered the division through the challenges associated with the COVID-19 pandemic. The Board of Directors and I are confident that he will bring the same leadership skills, strategic vision, and industry expertise to his new role as CEO. I look forward to continuing to work closely with him as we execute our comprehensive wound and skin care strategy.”

Mr. Fleming said, “I am proud of what our team has accomplished to date for all of our stakeholders, including the patients, doctors, and clinicians who use our products. I am looking forward to the opportunity to lead the Sanara MedTech team, and to continue to work with Ron and the entire Sanara MedTech Board to execute our strategy. Together, we will work to expand our surgical product offering, implement Sanara’s comprehensive wound and skin strategy, and fulfill our mission of providing products and technologies that offer a value-based solution while improving outcomes for wound patients.”

Mr. Fleming joined the Company as Vice President of Sales in November 2017 and was promoted to President, Surgical Division, in May 2019 and as Co-Chief Operating Officer in January 2020. Prior to Sanara, Mr. Fleming held several sales and management roles at Healthpoint Biotherapeutics and Smith & Nephew plc.

About Sanara MedTech Inc.

With a focus on improving patient outcomes through evidence-based healing solutions, Sanara MedTech Inc. markets, distributes, and develops wound and skincare products for use by physicians and clinicians in hospitals, clinics, and all post-acute care settings and is seeking to offer wound care and dermatology virtual consultation services via telemedicine. Sanara’s products are primarily sold in the North American advanced wound care and surgical tissue repair markets. Sanara MedTech markets and distributes CellerateRX® Surgical Activated Collagen®, FORTIFY TRG™ Tissue Repair Graft and FORTIFY FLOWABLE™ Extracellular Matrix to the surgical markets as well as the following products to the wound care market: BIAKŌS™ Antimicrobial Skin and Wound Cleanser, BIAKŌS™ Antimicrobial Wound Gel, BIAKŌS™ Antimicrobial Skin and Wound Irrigation Solution and HYCOL™ Hydrolyzed Collagen. Sanara’s pipeline also contains potentially transformative product candidates for mitigation of opportunistic pathogens and biofilm, wound re-epithelialization and closure, necrotic tissue debridement, and cell compatible substrates. The Company believes it has acquired the ability to drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. Sanara is constantly seeking long-term strategic partnerships with a focus on products that improve outcomes at a lower overall cost. In addition, Sanara is actively seeking to expand within its six focus areas of wound and skincare for the acute, post-acute, and surgical markets. The focus areas are debridement, biofilm removal, hydrolyzed collagen, advanced biologics, negative pressure wound therapy adjunct products, and the oxygen delivery system segment of the healthcare industry. For more information, visit SanaraMedTech.com.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “anticipate,” “believes,” “contemplates,” “continue” “could,” “estimates,” “expect,” “intend,” “may,” “plan,” “potential” “predicts,” “preliminary,” “project,” “seek,” “should,” “target,” “will,” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding our business strategy and mission, the development of new products and expansion of the Company’s business in telehealth and wound care. These items involve risks, contingencies and uncertainties such as Sanara’s ability to retain key employees, uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s SEC filings, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Contact:

Callon Nichols, Director of Investor Relations

713-826-0524

CNichols@sanaramedtech.com

SOURCE: Sanara MedTech Inc.